EXHIBIT 99.1


Gasco
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Energy

For Release at 9:00 AM EST on Tuesday, January 4, 2005
             GASCO ENERGY PROVIDES PRODUCTION AND OPERATIONS UPDATE
                     SEQUENTIAL MONTHLY PRODUCTION RISES 20%

DENVER - (PR Newswire) - January 4, 2005 - Gasco Energy, Inc. (AMEX: GSX) today provided an interim production and operations update on its Riverbend Project in Utah's Uinta Basin.

Monthly Production
Estimated cumulative monthly production for December 2004 was 200.2 million cubic feet equivalent (MMcfe) gross, or 49.9 MMcfe net. This is a 20.0% increase from November cumulative gross production of 166.8 MMcfe and a 20.2% increase from November net production of 41.5 MMcfe. Production increases, partially offset by normal production declines in existing wells, are attributed to the completion of a new well as described below, and to the November completion of the Riverbend gathering system expansion and compression upgrades.

Drilling Activity
Gasco is currently drilling its twelfth well spudded during fiscal year 2004, the Federal 31-21 (GSX: 22.5% - 30% WI). It is the final well spudded in 2004 and is being drilled with the company's third rig, which was recently contracted from Nabors Industries. The Federal 31-21 is located in Gasco's Riverbend Area and is intended to test the Wasatch, Mesaverde and the Blackhawk formations to a proposed total depth of 12,890 feet.

In addition, Gasco's other two drilling rigs are moving onto location to commence drilling the Gate Canyon 41-19 (GSX: 75% - 100% WI) well and the State 24-16 (GSX: 30% WI). Both wells are intended to test the Wasatch, Mesaverde and Blackhawk formations.

Completion Activity
During December 2004, Gasco completed one well, the Federal 21-6 which was completed in the Blackhawk Formation. At the end of December 2004, two wells, the Federal 22-30 and the Federal 41-3, awaited completion.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.

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Forward-looking  statements  involve known and unknown  risks and  uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Item 8.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2004.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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